EXHIBIT 11



                           AMERICAN BRANDS, INC.

  Statement setting forth net income for computation of earnings per Common share - primary and fully diluted:

                                                 Years Ended December 31,
                                                --------------------------
                                                  1994     1993     1992
                                                  ----     ----     ----
                                                       (Restated)(Restated)
                                                       (In millions)

Income from continuing operations
  before cumulative effect of
  accounting changes                             $885.1   $541.2    $786.9
Preferred stock dividend requirements               1.4      1.6       9.1
                                                 ------   ------    ------
Income from continuing operations
  before cumulative effect of
  accounting changes for
  computing earnings per
  Common share - Primary                          883.7    539.6     777.8
(Loss) income from discontinued operations       (151.0)   127.0      96.9
Cumulative effect of accounting changes               -   (198.4)        -
                                                 ------   ------    ------
Net income for computing earnings per
  Common share - Primary                          732.7    468.2     874.7

Interest expense and related charges on
  Convertible debentures, net of income
  taxes                                            21.5     21.3       22.1
Convertible Preferred stock dividend
  requirements                                      1.4      1.6        1.8
                                                 ------   ------     ------
Net Income for computing earnings per
  Common share - Fully diluted                   $755.6   $491.1     $898.6
                                                 ======   ======     ======
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  Statement setting forth computation of weighted average number of Common shares outstanding on a fully diluted basis:

                                                 Years Ended December 31,
                                                --------------------------
                                                 1994      1993     1992
                                                 ----      ----     ----
                                                       (Restated)(Restated)
                                                   (In millions, except
                                                    per share amounts)

Weighted average number of Common shares
  outstanding during each year - Primary          201.6    201.8     204.0
Addition from assumed conversion as of
  the beginning of each year of the
  Convertible Preferred stock outstanding
  at the end of each year                           2.1      2.3       2.5
Addition from assumed conversion of
  Convertible debentures                            9.3      9.3       9.4
Other additions                                     0.7      0.3       1.5
                                                  -----    -----     -----
Weighted average number of Common shares
  outstanding during each year on a
  Fully diluted basis                             213.7    213.7     217.4
                                                  =====    =====     =====

EARNINGS PER COMMON SHARE
  Primary
     Income from continuing operations            $4.38    $2.67     $3.81
     (Loss) income from discontinued
        operations                                 (.75)     .63       .48
     Cumulative effect of accounting
        changes                                       -     (.98)        -
                                                  -----    -----     -----
  Net income                                      $3.63    $2.32     $4.29
                                                  -----    -----     -----
  Fully diluted
     Income from continuing operations            $4.24    $2.63     $3.69
     (Loss) income from discontinued
        operations                                 (.71)     .60       .44
     Cumulative effect of accounting
        changes                                       -     (.94)        -
                                                  -----    -----     -----
  Net income                                      $3.53    $2.29     $4.13
                                                  =====    =====     =====










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